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                                                                   EXHIBIT 10.31
                                                                  EXECUTION COPY

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("Agreement") is entered into and effective as of February 27, 1998 (the "Effective Date") in duplicate originals and is by and among WARNER-LAMBERT COMPANY, a corporation organized and existing under the laws of the State of Delaware, and having an office and place of business at 201 Tabor Road, Morris Plains, NJ 07950 ("WL"), PARKE, DAVIS & COMPANY, a corporation organized and existing under the laws of the State of Michigan and having an office and place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 ("PD"), and PARKEDALE PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Michigan, and having an office and place of business at 870 Parkdale Road, Rochester, Michigan 48307 ("Licensee"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article I. For purposes of this Agreement, the term "Licensor" shall refer to WL as to all matters contained herein relating to the Anusol Trademark, the Anusol Mold and the Steri-Dose Trademark and shall refer to PD as to all matters contained herein relating to the Steri-Vial Trademark.

                                    RECITALS

         A. WL is engaged in developing, manufacturing and marketing, among other things, pharmaceutical and over-the-counter consumer healthcare products in the United States and throughout the world. WL is the owner of the Anusol Trademark, the Steri-Dose Trademark in the Territory and the Anusol Mold. PD is the owner of the Steri-Vial Trademark.

         B. The Anusol Trademark and the Anusol Mold are used in connection with the Anusol Products and the Other Trademarks are used in connection with certain prescription products of WL. Licensee desires to use the Anusol Trademark in connection with the Anusol Products in the Territory, the Anusol Mold in connection with Anusol Products and the Other Trademarks in connection with the Other Products.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for good and valuable consideration, it is agreed as follows:

ARTICLE I - DEFINITIONS

1.1 As used in this Agreement, the following defined terms have the meanings indicated below:

         "Advertising Materials" shall mean all materials used in connection with the advertising, marketing, sale and promotion of any Products bearing the Anusol Trademark or the Other Trademarks in any form or media.

         "Affiliate" shall mean any person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the person specified. For purposes of this definition, control of a person means ownership of fifty percent (50%) or more of the voting or income interest in such person.



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         "Anusol Mold" shall mean the mold used to manufacture the tips of the applicator sold with the Anusol antipruritic hydrocortisone cream pharmaceutical product and the over the counter consumer healthcare product as of February 26, 1998.

         "Anusol Products" shall mean the prescription antipruritic hydrocortisone cream and prescription hemorrhoidal suppository products marketed by WL under the Anusol Trademark as of February 26, 1998 and any prescription product extensions or reformulations thereof.

         "Anusol Trademark" shall mean the ANUSOL-HC(R) trademark, U.S. Registration No. 811621.

         "Business Materials" shall mean all stationery, letterheads, envelopes, business cards, invoices and all other business materials used by Licensee which bear the Anusol Trademark or any of the Other Trademarks.

         "Licensed Right" shall mean Licensee's right to use each of the Anusol Trademark, the Anusol Mold, and the Other Trademarks (each a Licensed Right and collectively the Licensed Rights).

         "Other Products" shall mean any product marketed by WL, as of February 26, 1998, under any of the Other Trademarks and which are used in connection with trademarks that will be assigned to Licensee in accordance with the terms of the PAPA and any prescription product extensions or reformulations thereof.

         "Other Trademarks" shall mean the Steri-Dose Trademark and the Steri-Vial Trademark.

         "Packaging Materials" shall mean all tags, labels, cartons, containers, wrapping and other materials used in connection with the Products.

         "PAPA" shall mean the Product Asset Purchase Agreement dated as of the date hereof between WL and Licensee.

         "Products" shall mean, collectively, the Anusol Products and the Other Products.

         "Territory" shall mean the United States of America, its territories and possessions, the District of Columbia and United States military bases worldwide.

         "Steri-Dose Trademark" shall mean the Steri-Dose(R) trademark, U.S. Registration No. 986792.

         "Steri-Vial Trademark" shall mean the Steri-Vial(R) trademarks, U.S. Registration Nos. 375423 and 549403.

         "Style Sheet" shall mean a document containing the specifications (i.e., style, appearance, distinctness) with respect to Licensee's use of the Anusol Trademark and the Other Trademarks.


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1.2      The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, paragraphs and clauses shall be deemed references to Articles, Sections, paragraphs and clauses of this Agreement unless the context shall otherwise require.

ARTICLE II - GRANT OF LICENSE

2.1 Licensor hereby grants to Licensee an exclusive, royalty-free right and license to use the Anusol Trademark in connection with the development, manufacture, distribution, advertising, promotion and sale of any Anusol Products in the Territory for the term and under the terms and conditions hereinafter set forth. Except as set forth in
         Section 13.5, Licensee shall not have the right to transfer or assign this License to any person. Licensee agrees that unless authorized or required by Licensor, it will not make, or authorize to be made, any use, directly or indirectly, of the Anusol Trademark outside of the Territory or on or in connection with any other articles of any description or in any other manner other than as provided for herein.

2.2 Licensor hereby grants to Licensee an exclusive, royalty-free right and license to use the Other Trademarks solely in connection with the development, manufacture, distribution, advertising, promotion and sale of any Other Products for the term and under the terms and conditions hereinafter set forth. Except as set forth in Section 13.5, Licensee shall not have the right to transfer or assign this License to any person. Licensee agrees that unless authorized or required by Licensor, it will not make, or authorize to be made, any use, directly or indirectly, of the Other Trademarks outside of the Territory or on or in connection with any other articles of any description or in any other manner other than as provided for herein.

2.3 Licensor hereby grants to Licensee an exclusive, royalty-free right and license to use the Anusol Mold solely in connection with the manufacture of applicator tips for use with any Anusol Product and the sale of any Anusol Product together with such applicator tips in the Territory for the term and under the terms and conditions hereinafter set forth. Except as set forth in Section 13.5, Licensee shall not have the right to transfer or assign this License to any person. Licensee agrees that unless authorized or required by Licensor, it will not make or authorize to be made, any use, directly or indirectly, of the Anusol Mold outside of the Territory or with respect to any other product.

2.4 Unless authorized by Licensor, Licensee may not use the Anusol Trademark or Other Trademarks as part of a corporate name or as part of the composite name of a division or related company of Licensee. However, Licensee may use the Anusol Trademark and Other Trademarks on invoices, order forms, stationery and telephone directory listings, in compliance with the requirements of the Style Sheet, which shall be prepared by WL and agreed to by the parties no later than sixty (60) days after the date hereof. Licensee may not use the Anusol Trademark or Other Trademarks as a domain name on the Internet. Any use of the Anusol Trademark or Other Trademarks in any content material contained with other materials of Licensee on the Internet must be reviewed and approved in writing by Licensor.


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ARTICLE III - TERM

3.1 This Agreement shall become effective on the Effective Date and shall continue for a term of forty (40) years, unless sooner terminated as provided for herein. Following the initial forty-year term, this Agreement shall be automatically renewed for successive five (5) year periods.

ARTICLE IV - QUALITY CONTROL

4.1 Licensee agrees that the Products and the Packaging Materials, Business Materials and Advertising Materials bearing the Anusol Trademark and the Other Trademarks shall be of the highest standard and of such style, appearance, distinctiveness and quality and that the manufacture, use and sale of the Products and the applicator tips made from the Anusol Mold will adhere to all standards required by any applicable governmental laws, regulations or rules, including all current good manufacturing practices.

4.2 Licensee agrees that the Anusol Trademark and the Other Trademarks have an established prestige and goodwill, and are well recognized by the trade and purchasing public. In addition, Licensee acknowledges that Licensor owns other trademarks containing the word "Anusol" and permutations thereof which are used in over-the-counter products in the Territory and in prescription and over-the-counter products outside of the Territory. Accordingly, Licensee agrees that its use thereof shall be in a commercially acceptable and responsible manner and style to protect and enhance the prestige of Licensor.

4.3 When requested, but in no event more than on a quarterly basis, Licensee shall submit to Licensor samples of the Packaging Materials, Business Materials, Advertising Materials, Products and the applicator tips made from the Anusol Mold to allow Licensor to confirm Licensee's performance of its obligations hereunder. All such materials shall be deemed approved if Licensor has not responded within thirty (30) days after receipt of such item. Any material changes to the Packaging Materials, Business Material or Advertising Materials shall be submitted to Licensor in writing and shall not be used without Licensor's prior written consent, which shall not be unreasonably withheld. If Licensor has not responded within thirty (30) days after receipt of such item, it shall be deemed approved.

4.4 Licensee shall not voluntarily recall any Products without first notifying Licensor sufficiently in advance of such recall and then discussing with Licensor the reasons for and the manner and timing of such recall. Licensee shall provide Licensor with written notice immediately after it becomes aware of any facts or circumstances from which it could reasonably be calculated that a recall may occur or be required by any governmental or regulatory agency, including, without limitation, any significant adverse events. Licensee shall further provide Licensor with a copy of all summaries of adverse events required to be submitted to any regulatory or governmental agency.


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ARTICLE V - BEST EFFORTS & DISTRIBUTION

5.1 Licensee covenants and agrees that, during the term of this Agreement, it will give and devote its reasonable commercial efforts consistent with accepted pharmaceutical industry business practices to the diligent promotion, sale and distribution of Products in the Territory.

5.2 Licensee agrees that the Products shall be sold only through channels of trade that are consistent with the prestige and reputation of the Anusol Trademark and the Other Trademarks, as the case may be, and will enhance and protect Licensor's goodwill therein.

ARTICLE VI - PROPERTY OF LICENSOR

6.1 Licensee recognizes and acknowledges that the Anusol Trademark and the Other Trademarks and the goodwill associated therewith are the property of Licensor and are not transferred pursuant to this Agreement. Upon ninety (90) days prior written notice, Licensee may request that Licensor register a trademark which adds a suffix to the Anusol Trademark, in connection with any prescription line extension or reformulation of the Anusol Product by Licensee. Licensor may grant Licensee's request if the trademark requested by Licensee does not conflict with any registered trademark or trademark application of Licensor or its Affiliates which has been filed in any jurisdiction at the time of such request. All costs associated with the registration of a trademark which adds a suffix to the Anusol Trademark as provided in this Section 6.1 shall be borne by Licensee. Licensee shall be responsible for the initial determination of the availability of the trademark related to such line extension and all associated costs.

ARTICLE VII - TRADEMARK PROTECTION

7.1 Licensee agrees to assist Licensor at Licensor's cost and expense, to the extent reasonably necessary, or as otherwise agreed upon, to protect any of Licensor's rights in and to the Anusol Trademark, the Anusol Mold and the Other Trademarks. Licensor may prosecute any claims or suits to protect the Anusol Trademark, the Anusol Mold and the Other Trademarks in the name of Licensee or join Licensee as a party (at Licensor's expense), and Licensor is entitled to retain the full sum of any settlement, judgment or jury award.

7.2 Each party shall promptly notify the other in writing of any uses in the Territory which may come to such party's attention which may constitute infringement or imitation by others of the Anusol Trademark or the Other Trademarks. Licensor shall have the right to determine whether or not any action shall be taken against any such infringement or imitation, and Licensee shall not institute any suit or take any action on account of such infringement or imitation on its own. If Licensor does not pursue a notification by Licensee of a use in the Territory which may constitute infringement or imitation by others of the Anusol Trademark or the Other Trademarks, within sixty (60) days of such written notification, then Licensee shall have the right to take any action on account of such infringement or imitation on its own and at its own expense, provided, however, that Licensor shall have the right to participate in any such action.


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ARTICLE VIII - WARRANTIES AND REPRESENTATIONS

8.1 Licensor warrants and represents to Licensee that it owns and/or has the rights to the Anusol Trademark, the Anusol Mold and the Other Trademarks in the Territory, and that it has the right to grant the license granted herein. To the best of Licensor's knowledge, title to the Anusol Trademark, Anusol Mold and the Other Trademarks is held by Licensor free and clear of all adverse claims, liens, security interests, restrictions, and other encumbrances and there are no circumstances to indicate that there is any reasonable basis to believe that any person or governmental or regulatory authority could or would assert or support a claim of ownership, right of possession or use in any way adverse to Licensee's or its Affiliates' rights in and to the Licensed Rights. Licensor agrees to indemnify and hold Licensee harmless against any losses incurred by Licensee as a result of any claim by a third party that Licensee's use of the Licensed Rights in accordance with the provisions hereof infringes the rights of such third party. Licensee shall advise Licensor of any such claims and Licensor shall have sole control over the defense and settlement of any such allegations through counsel of its own choosing.

8.2 Licensor agrees not to disclose to any third party any proprietary information of Licensee obtained pursuant to this Agreement.

ARTICLE IX - [INTENTIONALLY OMITTED]

ARTICLE X - [INTENTIONALLY OMITTED]

ARTICLE XI - TERMINATION FOR BREACH OR CHANGE OF OWNERSHIP OR CONTROL OF
LICENSEE

11.1 If Licensee shall violate any of the material obligations under this Agreement, Licensor shall have the right to terminate this Agreement by giving Licensee written notice of such breach and its intent to terminate this Agreement with respect to the Licensed Right which is the subject of such breach and any other Licensed Right. Unless Licensee shall cure such breach within sixty (60) days after receipt of such written notice of breach and termination from Licensor, this Agreement shall automatically terminate on the sixtieth (60th) day from such written notice of breach with respect to the Licensed Right which is the subject of such breach and any other Licensed Right. Termination of this Agreement shall be without prejudice to any rights or remedies which Licensor may otherwise have against Licensee.

11.2     [Intentionally Omitted].

11.3 In the event of a change of majority ownership in or majority control of Licensee, Licensee shall be obligated to inform Licensor immediately of any such change, and Licensor shall have the option to terminate this Agreement in whole or in part by giving written notice of such termination to Licensee within ninety (90) days after receiving such notice of change in ownership or control from Licensee. Such termination shall take effect thirty (30) days after receipt by Licensee of such notice.


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11.4     Licensee may terminate this Agreement with respect to any Licensed
         Right upon sixty (60) days written notice of such termination to Licensor or if Licensor shall violate any of the material obligations under this Agreement, Licensee shall have the right to terminate this Agreement with respect to the Licensed Right which is the subject of such breach and any other Licensed Right by giving Licensor written notice of such breach and its intent to terminate this Agreement. Unless Licensor shall cure such breach within sixty (60) days after receipt of such written notice of breach and termination from Licensee, this Agreement shall automatically terminate on the sixtieth
         (60th) day from such written notice of breach with respect to the Licensed Right which is the subject of such breach and any other Licensed Right.

ARTICLE XII - CONSEQUENCES OF EXPIRATION OR TERMINATION OF THIS AGREEMENT

12.1 Upon and after the expiration or termination of this Agreement for whatever reason, all rights granted to Licensee hereunder to use the Licensed Rights shall cease immediately.

12.2 Upon and after the expiration or termination of this Agreement, all rights granted to Licensee hereunder shall forthwith revert to Licensor.

12.3 Upon and after the expiration or termination of this Agreement, Licensee will refrain from any further use of the Licensed Rights or of anything deemed by Licensor to be confusingly similar to, the Anusol Trademark or the Other Trademarks.

12.4 In the event of expiration or termination of this Agreement, Licensor shall have the prior right and option to purchase any or all of the Products bearing the Anusol Trademark or the Other Trademarks, and Packaging Materials, Business Materials and Advertising Materials used in connection therewith (the "Assets") at Licensee's cost as carried on its books of account. Upon such termination or expiration, the parties hereto shall jointly and immediately cause physical inventories to be taken of:

         (1) Products bearing the Anusol Trademark or the Other Trademarks on hand;

         (2) All Packaging Materials bearing the Anusol Trademark or the Other Trademarks; and

         (3) All Business Materials and Advertising Materials used on or in connection with said merchandise;

         which physical inventories shall be reduced to writing in a form acceptable to Licensor and copies thereof shall be signed by each party.

         If Licensor exercises its option to purchase the Assets, Licensor shall pay for such Assets no later than thirty (30) days after receipt of such Assets accompanied by an appropriate invoice.


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12.5     Licensee recognizes that any sale of the Products, upon termination or expiration of this Agreement, through other than primary channels of distribution would cause irreparable damage to the prestige of Licensor, to the Anusol Trademark and the Other Trademarks, and the related goodwill. Accordingly, Licensee covenants and agrees that the Products sold by Licensee, upon termination or expiration as provided below, will be offered for sale or sold only in accordance with the following terms and conditions:

         In the event Licensor does not exercise the option stated in paragraph 12.4, upon the termination or expiration of this Agreement, Licensee shall have six (6) months to sell off any merchandise bearing the Anusol Trademark or the Other Trademarks. Thereafter, Licensee will not sell or offer for sale any merchandise bearing the Anusol Trademark or Other Trademarks, or any trademarks similar thereto. Licensee agrees to remove all tags and labels bearing the Anusol Trademark or the Other Trademarks from such merchandise and to destroy all remaining Packaging Materials or, if Licensor so requests, to deliver said Packaging Materials, Business Materials and Advertising Materials to Licensor at Licensor's expense at the end of such six (6) month period.

ARTICLE XIII - MISCELLANEOUS

13.1 All notices, requests, consents, approvals or other communications shall be deemed to have been duly given, made or served if in writing and delivered personally or sent by overnight courier, or by telex or telecopier with receipt confirmed, to the respective parties to this Agreement as follows:

         If to WL:

                   Warner-Lambert Company
                   201 Tabor Road
                   Morris Plains, New Jersey 07950
                   U.S.A.
                   Attn: Vice President, Corporate Development and Licensing

         If to PD:

                   Parke, Davis & Company
                   201 Tabor Road
                   Morris Plains, New Jersey 07950
                   U.S.A.
                   Attn: Vice President, Corporate Development and Licensing

         Copies of all notices to WE and PD shall be sent to:

                   Warner-Lambert Company
                   201 Tabor Road
                   Morris Plains, New Jersey 07950
                   U.S.A
                   Attn: Vice President and General Counsel


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         If to Licensee:

                   Parkedale Pharmaceuticals, Inc.
                   870 Parkdale Road
                   Rochester, Michigan 48307
                   Attn: President

         With a copy to:

                   King Pharmaceuticals, Inc.
                   501 Fifth Street
                   Bristol, Tennessee 37620
                   Attn: Executive Vice President and General Counsel

13.2 The parties shall not be liable for failure of performance hereunder if occasioned by war, declared or undeclared, fire, flood, interruption of transportation, embargo, accident, explosion, inability to procure or shortage of supply of materials, equipment or production facilities, prohibition of import or export of the Products, governmental orders, regulations, restrictions, strikes, lockouts, or other labor troubles or any other cause beyond the control of the parties. Any suspension of performance by reason of this paragraph shall be limited to the period during which such cause of failure exists, but such suspension shall not affect the running of the term of this Agreement.

13.3 Nothing herein contained shall be construed to place the parties in a relationship of partners or joint venturers and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

13.4 Licensee hereby indemnifies Licensor and undertakes to defend and hold Licensor harmless from any claims, suits, loss and damage (including reasonable attorneys' fees) arising out of any allegedly unauthorized use by Licensee of the Licensed Rights, which indemnification shall survive the termination of this Agreement.

13.5 (a) This Agreement is personal to Licensee and, except as set forth in this Section 13.5, neither this Agreement nor any of the rights or duties hereunder may be assigned, sublicensed or otherwise encumbered by Licensee or by operation of law, nor may Licensee give up any control over the subject matter of this Agreement except that Licensee may assign any or all of its rights, interests and obligations hereunder to an Affiliate of Licensee, provided that any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but in the event of any such assignment referred to herein Licensee's ultimate parent entity, King Pharmaceuticals Inc., a Tennessee corporation, shall guaranty the fulfillment of all obligations of Licensee and its assignees hereunder.

         (b) Notwithstanding the provisions of Section 13.5(a), Licensee shall have the right to grant a security interest in this Agreement to any financial institution that is a lender to Licensee. Any such lender to Licensee or any trustee, receiver, administrator or representative in bankruptcy (whether voluntary or involuntary) of Licensee, who holds an interest in this Agreement shall be permitted a one time right to sublicense or assign this Agreement with the consent of Licensor, which consent shall not be unreasonably withheld. No such sublicensee or assignee shall have the right to sublicense or assign this Agreement to any other person.


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         (c) Subject to the terms of this Section 13.5, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

13.6 None of the terms of this Agreement shall be deemed to be waived or modified, nor shall this Agreement be renewed, extended, terminated or discharged except as set forth in Section 3.1 or by an agreement in writing signed by or on behalf of both parties. There are no representations, promises, warranties, covenants or undertakings, other than those contained in this Agreement, which Agreement represents the entire understanding of the parties.

13.7 Any provision or provisions of this Agreement which are held to be invalid or unenforceable in any way, shall be deemed separable and shall not affect any other provision of this Agreement.

13.8 This Agreement is made pursuant to and shall be governed by and construed in accordance with the laws of the State of New York.

13.9 The failure of any party at any time to require performance by the other of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Nor shall the waiver, indulgence or toleration by one party of a breach of any provision hereof by the other be taken or held to be a waiver, indulgence or toleration of the breach itself. The termination for any reason or expiration of this Agreement shall be without prejudice to the rights of either party to any remedies of a party in respect of any previous breach of any of the covenants contained herein.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and effective as of the date first written above.

WARNER-LAMBERT COMPANY                         PARKE, DAVIS & COMPANY



  By: /s/ Richard B. Van Dvyne                 By:  /s/ Richard B. Van Dvyne
     -----------------------------                 ----------------------------
  Name: Richard B. Van Dvyne                   Name: Richard B. Van Dvyne
  Title: Vice President Corporate              Title: Power of Attorney
         Development and Licensing


PARKEDALE PHARMACEUTICALS, INC.



By: /s/ Jefferson J. Gregory
    ------------------------------
Name:  Jefferson J. Gregory
Title: President


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